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                                                                    EXHIBIT 99.2

PRELIMINARY FORM OF ELECTION

                                FORM OF ELECTION

        TO BE COMPLETED AND SIGNED BY HOLDERS OF INTERLINQ SOFTWARE CORPORATION COMMON STOCK. FAILURE TO RETURN THIS FORM WILL BE TREATED AS AN ELECTION TO RECEIVE THE CASH PAYMENT OF $9.25 PER SHARE.

        1. NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) OF INTERLINQ COMMON
STOCK:


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        2. NUMBER OF SHARES OF COMMON STOCK HELD: ___________


        THE FINAL DEADLINE FOR SUBMITTING THIS FORM IS 5:00 P.M., SEATTLE TIME, ON MAY __, 1999 UNLESS YOU ARE NOTIFIED OTHERWISE BY INTERLINQ SOFTWARE CORPORATION.

        Pursuant to the terms of the Agreement and Plan of Merger dated December 29, 1998 between Terlin, Inc. and INTERLINQ Software Corporation, each issued and outstanding share of Interlinq, other than shares of Interlinq common stock as to which the holder thereof properly exercises dissenters' rights under Chapter 23B.13 of the Revised Code of Washington, will be converted into, at the election of the shareholder but subject to proration, either (1) the right to receive cash in an amount equal to $9.25 per share or (2) the right to retain that share.

        For a full discussion of the terms of the merger and the effect of this election, please read the proxy statement/prospectus mailed with this form of election and the Agreement and Plan of Merger which is attached as Appendix A to the proxy statement/prospectus.


        This election governs the consideration that you, as a shareholder of Interlinq, will receive if the Merger is approved and consummated. This election may also affect the income tax treatment of the consideration that you receive.


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PRELIMINARY FORM OF ELECTION
                                FORM OF ELECTION

                        (THIS SECTION MUST BE COMPLETED)

        PLEASE INDICATE BELOW, FOR ALL SHARES OF INTERLINQ COMMON STOCK CURRENTLY HELD BY YOU:


        A. The number of shares, if any, of Interlinq common stock that you wish to have converted into the right to receive $9.25 per share: ____________

                                       AND

        B. The number of shares, if any, of Interlinq common stock that you wish to retain and NOT have converted into the right to receive $9.25 per share:____.

        PLEASE NOTE THAT YOUR RESPONSES TO A AND B ABOVE, WHEN ADDED TOGETHER, SHOULD EQUAL YOUR RESPONSE TO QUESTION 2 ON THE PREVIOUS PAGE. FAILURE TO MAKE AN ELECTION AS TO ANY SHARES OF INTERLINQ COMMON STOCK CURRENTLY HELD BY YOU WILL BE TREATED AS AN ELECTION TO RECEIVE THE CASH PAYMENT OF $9.25 PER SHARE FOR THOSE SHARES. IN ADDITION, FAILURE TO RETURN THIS FORM WILL BE TREATED AS AN ELECTION TO RECEIVE $9.25 PER SHARE FOR ALL SHARES CURRENTLY HELD BY YOU.

        IF YOU ELECT TO RETAIN ANY OF YOUR SHARES, THE CERTIFICATES REPRESENTING THOSE SHARES OF INTERLINQ COMMON STOCK MUST BE DELIVERED WITH THIS FORM OF ELECTION TO THE EXCHANGE AGENT AT THE ADDRESS LISTED ON THE LAST PAGE OF THIS FORM PRIOR TO THE ELECTION DEADLINE.


        IF YOU ELECT TO RECEIVE $9.25 PER SHARE FOR ANY OF YOUR SHARES, YOU DO NOT NEED TO SEND THE CERTIFICATES REPRESENTING THOSE SHARES TO THE EXCHANGE AGENT WITH THIS FORM OF ELECTION. THE EXCHANGE AGENT WILL SEND FURTHER INSTRUCTIONS TO THOSE SHAREHOLDERS RECEIVING THE CASH PAYMENT OF $9.25 PER SHARE AFTER THE MERGER IS COMPLETED.

        The number of shares for which you elect to receive $9.25 per share and the number of shares which you elect to retain are subject to proration pursuant to the merger agreement. Therefore, you may receive $9.25 per share and retained shares as to a different number of shares than you have requested above in response to questions A and B.

        You may revoke your election by sending written notice of your revocation to the exchange agent, which must be received prior to 5:00 p.m., Seattle time, on the election date (unless Interlinq and Terlin determine not less than two business days prior to the election date that the closing of the merger is not likely to occur within five business days following the date of the special meeting, in which case any form of election will remain revocable until a subsequent date that shall be a date prior to the closing of the merger determined by Interlinq and Terlin). If you



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revoke your election to retain your shares of Interlinq common stock, the certificates representing shares of Interlinq common stock to which such election relates will be promptly returned to you by the exchange agent.

        The determination of the exchange agent as to whether or not elections to retain shares have been properly made or revoked and when elections and revocations were received by the exchange agent will be binding. If the exchange agent reasonably determines in good faith that any election to retain shares was not properly made, such shares will be treated by the exchange agent as shares as to which an election to receive $9.25 per share was made, and, subject to proration, such shares will be exchanged in the merger for $9.25 per share.

        PLEASE COMPLETE, SIGN AND RETURN THIS FORM OF ELECTION, ALONG WITH THE CERTIFICATES REPRESENTING ANY SHARES TO BE RETAINED, TO THE FOLLOWING ADDRESS PRIOR TO THE ELECTION DEADLINE:

                     ChaseMellon Shareholder Services, LLC
                             520 Pike Street, #1220
                               Seattle, WA 98101



        For further information call ____________ at __________.



        PLEASE SIGN BELOW:



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        REGISTERED HOLDER OR AGENT


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